Exhibit 99.1

Team Inc. Reports Third Quarter Earnings Growth: Progress with Acquisition Integration

     ALVIN, Texas--(BUSINESS WIRE)--April 12, 2005--Team Inc., (AMEX:TMI) today reported net income of $1.3 million ($0.14 per diluted share) for its third quarter ending February 28, 2005 up 30% from $1.0 million ($0.12 per share) earned in the prior year third quarter. Year-to-date earnings for Team were $3.0 million ($0.33 per diluted share) compared to $3.9 million ($0.47 per share) reported for the prior year.
     For the three months ended February 28, 2005, the Company reported revenues more than doubled to $56.3 million and net income grew 30% to $1.3 million.
     Team's results for the quarter reflect approximately $800,000 in additional pre-tax expenses related to specific integration transition activities ($700,000) and Sarbanes-Oxley related documentation and testing activities ($100,000). The net impact of these expenses is approximately $0.06 per share. The Company also indicated that it expects to incur a similar level of additional expenses in its fourth quarter: integration activities ($200,000) and SOX related activities ($500,000).
     "We are pleased with our continuing progress regarding both our integration activities and financial performance," said Phil Hawk, Team's Chairman and CEO. "Based on the progress, we are maintaining our previously issued FY06 earnings guidance of $1.25 to $1.40 per share," said Hawk.

     Industrial Services Segment

     Third quarter revenue for Team's Industrial Services business segment revenues were $51.7 million, up 147% from the prior year quarter. Operating income for the segment was $4.8 million, up 124%. Operating profit percentage for the segment was 9% vs. 10% in last year's prior quarter. Team enjoyed very significant growth in the quarter in both the Team Mechanical Services group
(TMS) (leak repair, hot tapping, fugitive emissions monitoring, field machining, bolting, field valve repair) and in the new Team Cooperheat MQS group (TCM) (inspection and field heat treating services). For the year to date, segment revenues were nearly $130 million, segment operating profit was $11.8 million and the operating income percentage was 9%.
     TMS revenues for the quarter were $25.3 million, up 39% from the prior year. This growth reflected outstanding turnaround activity plus a major international project. For the year to date, TMS revenues were $66.5 million, up 16%.
     TCM revenues for the quarter were $26.4 million, eight and an a half times larger than the prior year quarter reflecting the acquisitions of the Thermal Solutions and Cooperheat MQS businesses. For the year to date, TCM revenues are $63.3 million, nearly seven times larger than the prior year.
     "Our results for the quarter reflect good performance and progress in a number of areas as well as a few continuing integration challenges," reported Phil Hawk. "We are very pleased with our activity growth in both units during the quarter; we are back on track for 10%+ annual organic growth. We are making progress with TCM profit margins. Support costs, which reflect some of the special expenses, mentioned above remain an area of continuing attention," reported Hawk.

     Equipment Sales and Rental Business Segment

     The Equipment Sales and Rental (Climax) business segment posted revenues for the third quarter and year to date of $4.6 million and $11.4 million, up 10% and 22% respectively from the prior year results. Operating profits for the same periods were $0.8 million and $1.1 million respectively. Operating income percentages were 16% for the quarter and 10% year to date. "Climax had an excellent quarter; the outlook for the full year remains attractive," said Hawk.

     Business Outlook

     "We are very encouraged by the near term business outlook for all of our business segments," reported Hawk. The company expects continued progress in the current fourth quarter driven by strong revenue growth and additional TCM margin improvement.

     Earnings Conference Call

     In connection with this earnings release, the Company will hold its quarterly conference call on Wednesday, April 13, 2005 at 10:00 a.m. Central Time (11:00 a.m. Eastern). The call will be broadcast over the web and can be accessed on Team's website, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone can call 1-888-896-0862 and ask to join the Team IR call.
     Team Inc. is a professional, full-service provider of specialty industrial services. Team's current industrial service offering encompasses on-stream leak repair, hot tapping, fugitive emissions monitoring, field machining, technical bolting, field valve repair, NDE inspection and field heat treating. All these services are required in maintaining high temperature, high pressure piping systems and vessels utilized extensively in the refining, petrochemical, power, pipeline, and other heavy industries. Team's inspection services also serve the aerospace and automotive industries. Headquartered in Alvin, Texas, the Company operates in over 50 customer service locations throughout the United States. The Company also serves the international market through both its own international subsidiaries as well as through licensed arrangements in 14 countries. Team Inc. common stock is traded on the American Stock Exchange under the ticker symbol "TMI".
     Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act. Such information is subject to certain assumptions and beliefs based on current information known to the Company and is subject to factors that could result in actual results differing materially from those anticipated in the forward-looking statements contained herein. Such factors include domestic and international economic activity, interest rates, and market conditions for the Company's customers, regulatory changes and legal proceedings, and the Company's successful implementation of its internal operating plans. Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved.


                      TEAM INC. AND SUBSIDIARIES
                     SUMMARY OF OPERATING RESULTS


                     Three Months Ended         Nine Months Ended
                  February 28, February 29, February 28,  February 29,
                  ------------------------- --------------------------
                     2005         2004          2005         2004
                  ------------ ------------ ------------- ------------

Total Revenues    $56,291,000  $25,137,000  $141,283,000  $75,862,000
                  ============ ============ ============= ============

Gross Margin      $19,247,000   $9,951,000   $48,379,000  $30,282,000

Selling, general
 and
 administrative
 expenses         $16,374,000   $8,208,000   $41,452,000  $23,524,000

Non-cash
 compensation
 charge                $4,000      $32,000      $232,000      $94,000
                  ------------ ------------ ------------- ------------
  Operating
   income          $2,869,000   $1,711,000    $6,695,000   $6,664,000

Interest expense,
 net                 $906,000     $117,000    $1,964,000     $396,000
                  ------------ ------------ ------------- ------------
Pre-tax income     $1,963,000   $1,594,000    $4,731,000   $6,268,000

Income tax
 expense             $686,000     $614,000    $1,738,000   $2,374,000
                  ------------ ------------ ------------- ------------

Net income         $1,277,000     $980,000    $2,993,000   $3,894,000
                  ============ ============ ============= ============

Net income per
 common share-
 basic                  $0.16        $0.13         $0.37        $0.51
                  ============ ============ ============= ============

Net income per
 common share-
 diluted                $0.14        $0.12         $0.33        $0.47
                  ============ ============ ============= ============

Weighted average
 shares
 outstanding:
  Basic             8,199,000    7,678,000     8,134,000    7,629,000
  Diluted           8,999,000    8,437,000     8,968,000    8,326,000

Revenues
 comprised of:
  Industrial
   Services
     Team
      Mechnical
      Services    $25,259,000  $18,130,000   $66,561,000  $57,184,000
     Team
      Cooperheat-
      MQS          26,402,000    2,796,000    63,275,000    9,339,000
                  ------------ ------------ ------------- ------------
      Total
       Industrial
       services   $51,661,000  $20,926,000  $129,836,000  $66,523,000
  Equipment sales
   and rentals      4,630,000    4,211,000    11,447,000    9,339,000
                  ------------ ------------ ------------- ------------
Total Revenues    $56,291,000  $25,137,000  $141,283,000  $75,862,000
                  ============ ============ ============= ============

Gross margins
 comprised of:
  Industrial
   Services
     Team
      Mechnical
      Services     $9,252,000   $7,057,000   $25,154,000  $23,095,000
     Team
      Cooperheat-
      MQS           7,998,000      815,000    18,503,000    3,024,000
                  ------------ ------------ ------------- ------------
      Total
       Industrial
       services   $17,250,000   $7,872,000   $43,657,000  $26,119,000
  Equipment sales
   and rentals      1,997,000    2,079,000     4,722,000    4,163,000
                  ------------ ------------ ------------- ------------
Total gross
 margin           $19,247,000   $9,951,000   $48,379,000  $30,282,000
                  ============ ============ ============= ============

Operating income
 comprised of:
  Segment
   operating
   income:
    Industrial
     Services      $4,840,000   $2,165,000   $11,821,000   $9,836,000
    Equipment
     sales and
     rentals          752,000      875,000     1,127,000      581,000
                  ------------ ------------ ------------- ------------
                    5,592,000    3,040,000    12,948,000   10,417,000
  Less: corporate
   costs           (2,723,000)  (1,329,000)   (6,253,000)  (3,753,000)
                  ------------ ------------ ------------- ------------
                   $2,869,000   $1,711,000    $6,695,000   $6,664,000
                  ============ ============ ============= ============



                      TEAM INC. AND SUBSIDIARIES
            SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
                 FEBRUARY 28, 2005 AND  MAY 31, 2004


                                           February 28,    May 31,
                                               2005         2004
                                           ------------- ------------

Current Assets                              $70,327,000  $41,267,000

Net Property, Plant and Equipment           $26,862,000  $15,885,000

Other non-current assets                    $33,039,000  $17,244,000
                                           ------------- ------------
Total Assets                               $130,228,000  $74,396,000
                                           ============= ============

Current Liabilities                         $24,946,000  $13,555,000

Long term debt                              $57,019,000  $17,095,000

Other non-current liabilities and taxes      $1,467,000   $1,447,000

Stockholders' equity                        $46,796,000  $42,299,000
                                           ------------- ------------
Total liabilities and Stockholders' Equity $130,228,000  $74,396,000
                                           ============= ============


     CONTACT: Team Inc., Alvin
              Philip J. Hawk or Ted W. Owen, 281-331-6154